United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 7, 2025

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8707 Research Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 740-7799

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On November 7, 2025, Cheetah Net Supply Chain Service Inc. (the “Company”) held the 2025 annual general meeting of stockholders (the “Annual Meeting”). Pursuant to the results of the Annual Meeting, the Fourth Amended and Restated Articles of Incorporation of the Company, as in effect immediately prior to the Annual Meeting, was amended and restated to be in the form of the Fifth Amended and Restated Articles of Incorporation attached as Exhibit 3.1 hereto. Such exhibit is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the matters described below.

(1) The Company’s stockholders elected five directors, each to serve until the 2026 annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The number of shares that (a) voted for the election of each director and (b) withheld authority to vote for each director is summarized in the table below:

Director Nominee	Votes For	Votes Withheld
Huan Liu	8,530,785	80,505
Xianggeng Huang	8,550,656	60,634
Xiangan Ruan	8,552,826	58,464
Huiping (Catherine) Chen	8,510,640	100,650
Huibo Deng	8,528,550	82,740

There were 541,665broker non-votes with respect to the election of the five directors. Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on a non-routine proposal.

(2) The Company’s stockholders ratified the appointment of Assentsure PAC as the independent registered public accounting firm of the Company for the year ending December 31, 2025 (the “Appointment”). The number of shares that (a) voted for the Appointment, (b) voted against the Appointment, and (c) withheld authority to vote for the Appointment is summarized in the table below:

Votes For	Votes Against	Votes Withheld
8,971,320	125,122	56,513

There were no broker non-votes with respect to the ratification of the Appointment.

(3) The Company’s stockholders approved the Company’s Fifth Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued shares of the Company’s common stock (“Common Stock”) at a ratio within a range from any whole number between one-for-five to one-for-twenty, as determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”). The number of shares that (a) voted for the Reverse Stock Split Proposal, (b) voted against the Reverse Stock Split Proposal , and (c) withheld authority to vote for the Reverse Stock Split Proposal is summarized in the table below:

Votes For	Votes Against	Votes Withheld
8,768,368	381,655	2,932

There were no broker non-votes with respect to the approval of the Company’s 2024 Fifth Amended and Restated Articles of Incorporation.

(4) The Company’s stockholders approved the Company’s potential issuance in excess of 20% of our outstanding Common Stock upon the conversion of certain convertible notes at a conversion price per share that is less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of any such convertible note (the “Issuance Proposal”).The number of shares that (a) voted for the Issuance Proposal , (b) voted against the Issuance Proposal , and (c) withheld authority to vote for the Issuance Proposal is summarized in the table below:

Votes For	Votes Against	Votes Withheld
8,461,433	149,150	707

There were 541,665 broker non-votes with respect to the Issuance Proposal.

(5) The Company’s stockholders approved the Company’s one or more adjournments of the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor of proposals 1 to 4 or to constitute a quorum, as described in this proxy statement (the “One Or More Adjournments”). The number of shares that (a) voted for the One Or More Adjournments , (b) voted against the One Or More Adjournments , and (c) withheld authority to vote for the One Or More Adjournments is summarized in the table below:

Votes For	Votes Against	Votes Withheld
8,919,992	224,410	8,553

There were no broker non-votes with respect to the One Or More Adjournments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
3.1	Fifth Amended and Restated Articles of Incorporation of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2025

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors